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                                                                    Exhibit 5

                         [GREENBERG TRAURIG LETTERHEAD]


                                  July 20, 2000

e-MedSoft.com
1300 Marsh Landing Parkway
Suite 106
Jacksonville, Florida 32250

                  RE:      REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as legal counsel to e-Medsoft.com (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1 filed on May 15, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended and Amendment No. 1 to such Registration Statement to be filed on or about July 21, 2000. The Registration Statement covers (i) an aggregate of 21,373,111 shares of the Company's common stock, par value $.001 per share (the "Common Stock") that may be sold from time to time by certain of the Company's shareholders (the "Selling Shareholders"), (ii) an aggregate of 4,118,000 shares of Common Stock that may be sold from time to time by certain Selling Shareholders following issuance of such shares by the Company upon the exercise of various warrants currently outstanding entitling the holders thereof to purchase such shares at the price per share specified in the various warrants, and (iii) an aggregate of 750,000 shares of Common Stock that may be sold from time to time by certain Selling Shareholders following issuance of such shares by the Company upon the exercise of an option currently outstanding entitling the holders thereof to purchase such shares in exchange for consideration specified in such option (all such shares of Common Stock collectively called the "Shares").

         With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of and counsel for the Company. We have also assumed (i) the payment by the Selling Shareholders (or the prior holders thereof) of the full and sufficient consideration due from them to the Company for such Shares, and (ii) the certificates representing the Shares have been duly issued, executed, and authenticated by the Company.

         Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to such further limitations and qualifications set forth below, it is our opinion that the Shares will be validly issued, fully paid, and non-assessable when (a) the Registration Statement as then amended shall have been declared effective by the Commission, (b) the various warrants and options are exercised in accordance with their terms, including the payment of the exercise price for the Shares underlying such warrants and options, and (c) the Shares have been sold by the Selling Shareholders as described in the Registration Statement.


    ONE EAST CAMELBACK ROAD, SUITE 1100 - PHOENIX, ARIZONA 85012 - TELEPHONE
                        602-263-2300 - FAX 602-263-2350

    SAO PAULO FORT LAUDERDALE BOCA RATON WEST PALM BEACH ORLANDO TALLAHASSEE
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GREENBERG TRAURIG, LLP


e-MedSoft.com
July 20, 2000
Page 2


         We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Nevada. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

         We hereby expressly consent to reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.


                                                Very truly yours,


                                                /s/  Greenberg Traurig, LLP